Exhibit 10.4

PAYMENT GUARANTY

THIS PAYMENT GUARANTY (this “Guaranty”) is made as of September 26, 2017 by CAREY WATERMARK INVESTORS INCORPORATED, a Maryland corporation having an address at 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 (“Guarantor”), in favor of W. P. CAREY INC., a Maryland corporation, having an address at 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 (“Lender”).
RECITALS
A.    Lender has agreed to make one or more loans (collectively, the “Loan”) in the maximum aggregate principal amount outstanding at any one time of up to ONE HUNDRED TWENTY FIVE MILLION and No/100 Dollars ($125,000,000.00) to CWI OP, LP, a Delaware limited partnership (“Borrower”).
B.    The Loan is evidenced by that certain Amended, Restated and Consolidated Promissory Note (the “Note”) dated as of the date hereof and payable to Lender, and is secured by that certain Pledge and Security Agreement, dated as of the date hereof (the “Pledge Agreement”) and delivered by Borrower to Lender encumbering the Collateral (as defined in the Loan Agreement).
C.    The Note, the Loan Agreement the Pledge Agreement and all other documents, instruments and agreements (other than, and specifically excluding, any certificate and indemnity agreement regarding hazardous substances) now in effect or hereafter entered into in connection with the Loan are referred to, collectively, as the “Loan Documents.”
D.    It is a condition to Lender’s agreement to make the Loan that Guarantor be unconditionally liable for and guarantee the payment and performance of the obligations represented by the Note and all other liabilities and obligations of Borrower under the Loan Documents on the terms and conditions set forth in this Guaranty.
NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, Guarantor, intending to be legally bound, represents and warrants to Lender and covenants and agrees with Lender as follows:
AGREEMENT
1.Unconditional Guaranty. Guarantor unconditionally, absolutely and irrevocably: (a) guarantees and promises to pay to Lender or order, on demand, in lawful money of the United States of America, in immediately available funds, the Loan when due, whether by acceleration or otherwise, together with all interest thereon, and any and all other amounts that become due and owing to Lender under the Loan Documents (including, without limitation, late charges, premiums for prepayment, expenditures by Lender to preserve and protect collateral, amounts that would become due but for the effect of any bankruptcy or other insolvency proceedings, and all attorneys’ fees, costs and expenses of collection incurred by Lender in enforcing its rights and remedies under the Loan Documents); and (b) guarantees the full and complete discharge and performance of each and every other term, covenant, liability, obligation and warranty contained in the Loan Documents. All amounts and obligations guaranteed by Guarantor under this Guaranty are referred to, collectively, as the “Guaranteed Obligations.”
2.    Remedies. If Guarantor fails promptly to perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or any other Person (as defined in Section 9.2 below) or exhausting any security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations under this Guaranty, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or

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indirect consequence of the failure of Guarantor to perform such obligations, together with interest thereon at the rate of interest applicable to the principal balance of the Note. Any amounts due under this Section 2 will be in addition to the amounts due under Section 1 of this Guaranty. This is a guaranty of payment and not merely of collection. Notwithstanding anything contained in this Guaranty or the other Loan Documents to the contrary, this Guaranty and all obligations of Guarantor arising under it will not be secured by the Pledge Agreement or any other Loan Document.
3.    Rights of Lender. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Borrower’s obligations under the Note, the Loan Agreement, the Pledge Agreement or any of the other Loan Documents or delay the enforcement thereof for any period of time; (b) declare all amounts owing to Lender under the Note, the Loan Agreement, the Pledge Agreement and the other Loan Documents due and payable upon the occurrence of an Event of Default (as defined in the Loan Agreement); (c) agree to changes in the dates specified for payment of any amounts payable under the Note, the Loan Agreement or any of the other Loan Documents; (d) otherwise agree to modify, amend, waive, supplement or replace from time to time the terms of any of the Loan Documents in any manner; (e) take and hold security for the performance of Borrower’s obligations under the Note, the Loan Agreement, the Pledge Agreement or the other Loan Documents and exchange, enforce, waive, fail to perfect its interest in, or release any such security; (f) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine; (g) release, substitute or add any one or more indorsers of the Note or guarantors of any or all of the Guaranteed Obligations; and (h) apply payments received by Lender from Borrower or any other Person liable for the Loan to any obligations of the payor to Lender, in such order as Lender may determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; and (i) assignment of this Guaranty in whole or in part.
4.    Waivers. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower or any other Person, or by reason of the cessation or limitation of the liability of Borrower or any other Person from any cause other than full payment of all of the Guaranteed Obligations; (b) any defense based upon any lack of capacity of Borrower or any lack of authority of the officers, directors, partners, members, managers, trustees, attorneys in fact or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower (and Lender shall have no obligation to inquire into any of the foregoing); (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or Guarantor or intended or understood by Lender or Guarantor; (d) all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower or any other Person; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay the Guaranteed Obligations; provided, however, that this waiver shall not extend to any failure by the Company's external advisor, which is an affiliate of Lender, to perform its obligations under its advisory agreement with Borrower; (f) any defense based upon any statute or rule of law providing that the obligation of a surety must be neither larger in amount nor in any other respect more burdensome than that of a principal; (g) any and all claims for subrogation, reimbursement, indemnification or contribution against Borrower, any general partner of Borrower or any other Person or any collateral or security for the Guaranteed Obligations until the Guaranteed Obligations have been indefeasibly paid and satisfied in full; (h) acceptance of this Guaranty by Lender; (i) presentment, demand, protest and notice of any kind; and (j) the benefit of any statute of limitation affecting the liability of Guarantor under, or the enforcement of, this Guaranty. Guarantor agrees any act or event that tolls any statute of limitation applicable to the Guaranteed Obligations will similarly operate to toll any statute of limitation applicable to Guarantor’s liability under this Guaranty.
5.    Representations, Warranties and Covenants. Guarantor represents, warrants and acknowledges to and for the benefit of Lender that: (a) Lender would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; and (c)  Guarantor has had the opportunity to review the Loan Documents and discuss them with an attorney of Guarantor’s choosing and has done so to Guarantor’s satisfaction or has voluntarily declined to do so.
6.    Additional Covenants. So long as the Note or any other amount payable by Borrower or Guarantor under the Loan Documents remains unpaid, Guarantor covenants and agrees that:
6.1    Guarantor will repay, or cause the Borrower to repay, to Lender principal and accrued interests under Loan A utilizing the net proceeds received in connection with any sale, disposition, with respect to any direct or indirect interest in any of the subsidiaries of the Borrower, Guarantor or their respective assets (subject to exceptions in relation to maintaining the Guarantor’s REIT compliance, or complying with any tax payment obligations of the Borrower, Guarantor or their respective Subsidiaries (as defined in the Loan Agreement) or as otherwise approved in writing by the Lender); and
6.2    Guarantor will not (with respect to itself or the Borrower) (i) permit a Change of Control (as defined in the Loan Agreement) to occur; or (ii) merge, dissolve, liquidate, consolidate with or into another Person (as defined in the Loan Agreement), or dispose of (whether in one transaction or in a series of transactions or pledge) all or substantially all of its assets or all of substantially all of the stock of any Subsidiaries to or in favor of any Person.
7.    Subordination. Guarantor hereby subordinates all present and future obligations and liabilities owing by Borrower to Guarantor to the Guaranteed Obligations. While any Event of Default exists, Guarantor will enforce such subordinated obligations, and receive payment thereof, only as a trustee for Lender, and Guarantor will promptly pay over to Lender all payments on and other proceeds of such subordinated obligations for application to the Guaranteed Obligations.
8.    Subrogation. Any rights which Guarantor may have or acquire by way of subrogation, reimbursement, restitution, exoneration, contribution or indemnity, and any similar rights (whether arising by operation of law, by agreement or otherwise), against the Borrower or any other Person, arising from the existence, payment, performance or enforcement of any of the obligations of Guarantor under or in connection with this Guaranty, shall be subordinate in right of payment to the obligations of Borrower to Lender under the Loan Documents, and Guarantor shall not exercise any such rights until all of the obligations of Borrower to Lender under the Loan Documents and all of Guarantor’s obligations under this Guaranty have been paid in cash and performed in full and all commitments to extend credit under, and any and all letters of credit issued under, the Loan Documents shall have terminated. If, notwithstanding the foregoing, any amount shall be received by Guarantor on account of any such rights prior to such time such amount shall be held by Guarantor in trust for the benefit of Lender, segregated from other funds held by Guarantor, and shall be forthwith delivered to Lender in the exact form received by Guarantor (with any necessary endorsement), to be applied to the Borrower’s obligations to Lender under the Loan Documents, whether matured or unmatured, in such order as Lender may elect, or to be held by Lender as security for the Borrower’s obligations to Lender under the Loan Documents and disposed of by Lender in any lawful manner, all as Lender may elect.

9.    Disclosure of Information; Participations, Etc. Guarantor agrees that Lender may elect, at any time, to sell, assign, participate or all or any portion of Lender’s rights and obligations under the Loan Documents. Guarantor agrees that Lender may disseminate any and all information pertaining to the Property, Borrower, Guarantor or any other guarantor to any relevant Person in connection with any such transaction.
10.    Additional and Independent Obligations. The obligations of Guarantor under this Guaranty are in addition to, and do not limit or in any way affect, the obligations of Guarantor under any other existing or future guaranties. This Guaranty is independent of the obligations of Borrower under the Note, the Pledge Agreement, the Loan Agreement and the other Loan Documents. Nothing contained in this Guaranty will prevent Lender from suing to collect on the Note or from exercising concurrently or successively any rights available to it under applicable law or any of the Loan Documents, and that the exercise of any of such rights will not constitute a legal or equitable discharge of Guarantor. Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, that may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty will be absolute, independent and unconditional under any and all circumstances. Lender may bring a separate action to enforce the provisions of this Guaranty against Guarantor without taking action against Borrower or any other Person or joining Borrower or any other Person as a party to such action.
11.    Miscellaneous.
11.1    Attorneys’ Fees; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding (including any bankruptcy or other insolvency proceeding and including all post-judgment collection proceedings), Guarantor will pay to Lender immediately upon demand all reasonable attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon, from the date Lender pays such amounts until they are repaid to Lender, at the rate of interest applicable from time to time to the principal balance of the Note (and if more than one such rate applies to the principal balance at any one time, the highest such rate shall be used for purposes of this Section).
11.2    Certain Definitions and Rules of Construction. The word “Borrower” as used in this Guaranty includes both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note, the Pledge Agreement, the Loan Agreement and the other Loan Documents. If this Guaranty is executed by more than one Person, the term “Guarantor” includes all such Persons. As used in this Guaranty, the term “Person” means any individual, corporation, limited or general partnership, limited liability company, trust or trustee(s) acting with respect to property held in trust, governmental agency or body, or other legal entity. When the context and construction so require, all words used in the singular will be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and will be disregarded in construing this Guaranty. All references in this Guaranty to the Note, the Pledge Agreement or any other document include the same as now in effect and as it may be modified, amended, restated, supplemented, extended, replaced or consolidated.
11.3    Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

11.4    Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(a)    if to Lender, to it at 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, Attention of Chief Financial Officer; and
(b)    if to Guarantor, to it at 50 Rockefeller Plaza, New York, New York 10020, Attention of Chief Financial Officer (Telecopy No. 212-492-8922); and
(c)    if to Guarantor, to it at Carey Watermark Investors Inc., 150 North Riverside Plaza, Suite 4200, Chicago, IL 60606 Attention: Michael Medzigian.

Guarantor and Lender Agent may change their addresses or telecopy numbers or email addresses for notices and other communications hereunder by notice to the other party. All notices and other communications given to Guarantor or Lender in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).
11.5    Governing Law. This Guaranty will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.
11.6    Service of Process. Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of Lender to serve process in any other manner permitted by law.
11.7    Consent to Jurisdiction. Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Guarantor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction. Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.8     Successors and Assigns. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Lender.
11.9     Severability. If any provision of this Guaranty is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion will be deemed severed from this Guaranty and the remaining parts will remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.
11.10     Survival. This Guaranty will be deemed to be continuing in nature and will remain in full force and effect and will survive the exercise of any remedy by Lender under the Pledge Agreement or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof. This Guaranty will continue to be effective, or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or otherwise must be returned by Lender due to the insolvency, bankruptcy or reorganization of the payor, or for any other reason, all as though such payment to Lender had not been made.
11.11     Counterparts. This Guaranty may be executed in counterparts, each of which will be deemed an original, and all such counterparts when taken together will constitute but one agreement.
11.12     Entire Agreement; Amendments. This Guaranty and the other Loan Documents represent the final expression of the entire agreement of the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in that agreement.
11.13     Waiver Of Jury Trial. EACH OF GUARANTOR AND LENDER (FOR ITSELF AND ITS SUCCESSORS, ASSIGNS AND PARTICIPANTS) WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS PROVIDED FOR HEREIN OR THEREIN, IN ANY LEGAL ACTION OR PROCEEDING OF ANY TYPE BROUGHT BY ANY PARTY TO ANY OF THE FOREGOING AGAINST ANY OTHER SUCH PARTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT SITTING WITHOUT A JURY.

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DATED as of the date first set forth above.
GUARANTOR:

Carey Watermark Investors Incorporated, a Maryland corporation

By:	/s/ Michael Medzigian
Name: Michael Medzigian
Title: Executive Officer

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK )

On the 26th day of September, in the year 2017, before me, the undersigned, a Notary Public in and for said state, personally appeared M. Medzigian, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Gillian Richards-Deshong
Notary Public

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